CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 6, 2005 accompanying the consolidated financial statements and management’s assessments of the effectiveness of internal control over financial reporting included in the Annual Report of Atlas America, Inc. on Form 10-K for the year ended September 30, 2005. We hereby consent to the incorporation by reference of said reports in the Registration statement of Form S-8 of Atlas America, Inc., effective July 1, 2005.

/s/ GRANT THORNTON LLP

Cleveland, Ohio
December 6, 2005